PROPOSED EXHIBIT 23.1
                         ---------------------

       [ON TEDDER JAMES, WORDEN & ASSOCIATES, PA, CPA  LETTERHEAD]




            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



        We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 26, 200 for the year end December 31, 1999, which was incorporated in the registrant's 10-KSB filing of April 14, 2000.


                          /s/ TEDDER JAMES, WORDEN & ASSOCIATES, PA, CPA


TEDDER JAMES, WORDEN & ASSOCIATES, PA, CPA

Orlando, Florida

June 26, 2000